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                                                                     Exhibit 3.3


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  ALPHA G, INC.



                  Under Section 807 of the Business Corporation
                    Law of the State of New York (the "BCL")



         The undersigned corporation certifies that:

         (1) The name of the corporation is Alpha G, Inc. (hereinafter sometimes called the "Corporation").

         (2) The Corporation's certificate of incorporation (the "Certificate of Incorporation") was originally filed with the Department of State of the State of New York on April 22, 1998.

         (3) The text of the Certificate of Incorporation is hereby amended as follows:

              (A) Article 1 of the Certificate of Incorporation is amended to change the name of the Corporation to Gabelli Asset Management Inc.

              (B) Article 4 of the Certificate of Incorporation is amended to change the number and kind of authorized shares of common stock of the Corporation from 1,000 shares of common stock, par value $.001 per share, to 200,000,000 shares of common stock, par value $.001, consisting of the following: (i) 100,000,000 shares of such common stock will be designated as Class A Common Stock, par value $.001 per share, with the Class A Common Stock having one vote per share in all matters on which the common stock is entitled to vote and (ii) 100,000,000 shares of such common stock will be designated as Class B Common Stock, par value $.001 per share, with the Class B Common Stock having ten votes per share in all matters on which the common stock is entitled to vote. The 1,000 shares of common stock issued and outstanding as of the date of this Restated Certificate of Incorporation will change from 1,000 shares of common stock to 1,000 shares of Class B Common Stock, which change shall become effective at the time when this Restated Certificate of Incorporation becomes effective.
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              (C) Article 5 of the Certificate of Incorporation is amended to change the number of authorized shares of preferred stock of the Corporation from 1,000 shares to 10,000,000 shares. Article 5 is also amended to authorize the Board of Directors of the Corporation to (i) establish and designate series of preferred stock, (ii) issue shares of preferred stock in a series, and (iii) fix the number of shares of preferred stock in a series and the relative rights, preferences and limitations thereof, as well as the variations in the relative rights, preferences and limitations among different series of the preferred stock.

              (D) Article 7 of the Certificate of Incorporation is amended to provide that any vacancies in the Board of Directors will be filled only by an affirmative vote of the majority of the remaining directors and that after the occurrence of certain triggering events, a director may be removed only for cause and with the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock (as defined herein).

              (E) A new Article 9 is added to the Certificate of Incorporation to establish the corporate opportunity and conflicts of interest policies of the Corporation.

         (4) The text of the Certificate of Incorporation, as amended as described in Paragraph (3) above, is restated to read in its entirety as follows:


              1. The name of the corporation is Gabelli Asset Management Inc. (hereinafter sometimes called the "Corporation").

              2. The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York ("BCL") provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

              It is hereby expressly provided that the foregoing shall not be held to limit or restrict in any manner the powers of this Corporation; and that this Corporation may do all and every thing necessary, suitable and appropriate for the exercise of any of its general powers.


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              3. The office of the Corporation in the State of New York shall be located in the County of Westchester.

              4. The aggregate number of shares of common stock which the Corporation shall have authority to issue is 200,000,000 shares, each share having a par value of $.001 per share, of which 100,000,000 shares shall be designated as "Class A Common Stock" (the "Class A Common Stock") and 100,000,000 shares shall be designated as "Class B Common Stock" (the "Class B Common Stock"). The holders of the Class A and Class B Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

              The powers, preferences and rights, and the qualifications, limitations and restrictions of each class of the common stock are as follows:

                   (a) Voting. (1) At each annual or special meeting of
              shareholders, in the case of any written consent of shareholders in lieu of a meeting and for all other purposes, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such person's name on the stock transfer records of the Corporation, and each holder of record of Class B Common Stock on the relevant record date shall be entitled to ten
              (10) votes for each share of Class B Common Stock standing in such person's name on the stock transfer records of the Corporation. Except as otherwise required by law and subject to the rights of holders of any series of Preferred Stock of the Corporation that may be issued from time to time, the holders of shares of Class A Common Stock and of shares of Class B Common Stock shall vote as a single class on all matters with respect to which a vote of the shareholders of the Corporation is required under applicable law, the Certificate of Incorporation, or the By-Laws of the Corporation, or on which a vote of shareholders is otherwise duly called for by the Corporation, including, but not limited to, the election of directors, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, mergers or consolidations with another entity or entities, dissolution of the


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              Corporation and amendments to the Certificate of Incorporation of the Corporation. Except as provided in this Article 4 or by applicable law, whenever applicable law, the Certificate of Incorporation of the Corporation or the By-Laws of the Corporation provide for the necessity of an affirmative vote of the shareholders entitled to cast at least a "majority (or any other greater percentage) of the votes which all shareholders are entitled to cast thereon," or a "majority (or any other greater percentage) of the Voting Stock," or language of similar effect, any and all such language shall mean that the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote as one class and that such majority (or any other greater percentage) consists of a majority (or such other greater percentage) of the total number of votes entitled to be cast in accordance with the provisions of this Article 4.

                        (2) Neither the holders of shares of Class A Common
              Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

                   (b) Dividends; Stock Splits. Subject to the rights of the
              holders of shares of any series of Preferred Stock, and subject to any other provisions of the Certificate of Incorporation of the Corporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation (the "Board of Directors") from time to time out of assets or funds of the Corporation legally available therefor. If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of common stock or other voting securities or options or warrants to purchase shares of common stock or other voting securities or securities convertible into or exchangeable for shares of common stock or other voting securities) is paid on the shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be paid on shares of Class B


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              Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share. If at any time a dividend or other distribution payable in shares of common stock or options or warrants to purchase shares of common stock or securities convertible into or exchangeable for shares of common stock is paid on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall also be paid on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided that, for this purpose, if shares of Class A Common Stock or other voting securities, or options or warrants to purchase shares of Class A Common Stock or other voting securities or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities, are paid on shares of Class A Common Stock and shares of Class B Common Stock or voting securities identical to the other securities paid on the shares of Class A Common Stock (except that the voting securities paid on the Class B Common Stock may have up to ten (10) times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution. In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.


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                   (c) Liquidation, Dissolution, etc. In the event of any
              liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

                   (d) Mergers, etc. In the event of any corporate merger,
              consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis; provided that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock may receive, on a per share basis, voting securities with up to ten
              (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with up to ten (10) times the number of votes per share as the voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

                   (e) Power to Sell and Purchase Shares. Subject to applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, de-


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              termine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                   (f) Rights Otherwise Identical. Except as otherwise expressly set in this Article 4, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

              5. The aggregate number of shares of preferred stock which the Corporation shall have authority to issue is 10,000,000 shares, each share having a par value of $.001 per share (the "Preferred Stock"). The holders of the Preferred Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

              The Board of Directors is authorized to establish and designate series of the Preferred Stock, to issue shares of the Preferred Stock in series and to fix the number of shares in a series, the rights, preferences and limitations of each series and the variations in the relative rights, preferences and limitations as between series. The Board of Directors may determine for each series:

                   (a) the number of shares constituting that series and the
              distinctive designation of that series;

                   (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

                   (c) whether that series shall have voting rights, in addition to the voting rights provided


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              by law, and, if so, the terms of such voting rights;

                   (d) whether that series shall have conversion or exchange
              privileges or be subject to conversion or exchange obligations, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                   (e) whether or not the shares of that series shall be
              redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                   (f) whether that series shall have a sinking fund for the
              redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                   (g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding shares of the Corporation;

                   (h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

                   (i) any restrictions on transfers of shares of that series;
              and

                   (j) any other relative, participating, optional or other
              special rights, qualifications, limitations or restrictions of that series.


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              6. The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom any process may in any action or proceeding against it be served. The post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the Corporation which may be served upon it is: One Corporate Center, Rye, New York 10580; Attention: General Counsel.

              7. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and shareholders:

                   (a) The business and affairs of the Corporation shall be
              managed by or under the direction of the Board of Directors.

                   (b) The Board of Directors shall have concurrent power with the shareholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                   (c) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                   (d) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the BCL, this Certificate of Incorporation, and any By-Laws adopted by the shareholders; provided, however, that no By-Laws hereafter adopted by the shareholders shall invalidate any prior act of the Board of Directors which would have been valid if such By-Laws had not been adopted.

                   (e) Prior to the Trigger Date (as defined in paragraph (g) of this Article 7), any member of the Board of Directors may be removed, with or without cause, at any time prior to the expira-


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              tion of his term by a majority vote of the outstanding shares.

                   (f) Subject to any rights of holders of Preferred Stock or any other series or class of stock, and unless the Board of Directors otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.

                   (g) Subject to the rights of holders of Preferred Stock to elect directors under specified circumstances, effective as of the date on which Mario J. Gabelli (hereinafter, "Mr. Gabelli") "beneficially" owns (within the meaning of Section 13(d) of the of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect on the effective date of this Restated Certificate of Incorporation) less than a majority of the voting power of the Voting Stock (as defined below) (the "Trigger Date"), a director may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class. Before the Trigger Date, directors may be removed, without cause, with the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

              8. The personal liability of the Board of Directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the BCL, as the same may be amended and supplemented.

              9. In anticipation and recognition that (i) the Corporation will cease to be a wholly-owned subsidiary of Gabelli Funds, Inc. (to be renamed Gabelli Group Capital Partners, Inc., "GFI") but that GFI (and, therefore, Mr. Gabelli beneficially) is expected to remain a substantial shareholder of the Corporation, (ii) the Corporation, GFI and other Gabellis (as defined below) may engage in the same areas of corporate opportunities, and (iii) benefits will be derived by the Corporation through its continued contractual,


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         corporate and business relations with GFI and other Gabellis (including possible service of officers and directors of GFI, or any other
         Gabelli, as officers and directors of the Corporation), the provisions of this Article 9 are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve a Gabelli (including GFI) and their officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and shareholders in connection therewith.

                   (a)  Definitions. For purposes of this Article 9:

                        (1) the "Corporation" includes its subsidiaries and
              other entities in which it beneficially owns, directly or indirectly, 50% or more of the outstanding voting securities or comparable interests;

                        (2) a "Gabelli" includes (i) Mr. Mario J. Gabelli, so
              long as he is an officer or director of the Corporation or beneficially owns a controlling interest in the Corporation, (ii) any member of his "immediate family" (which shall include Mr. Gabelli's spouse, parents, children and siblings) who is at the time an officer or director of the Corporation and (iii) any entity in which the persons qualifying as Gabellis pursuant to clauses (i) and (ii) above beneficially own a controlling interest of the outstanding voting securities or comparable interests;

                        (3) "Permissible Accounts" mean (i) those investment
              funds and accounts currently managed by Mr. Gabelli outside the Corporation under performance fee arrangements but only to the extent, in the case of an investment fund, such fund's investors consist solely of one or more of the persons who were investors as of the date of the initial issuance of the Corporation's Class A Common Stock in the public offering contemplated by the Corporation's Registration Statement on Form S-1 (File No. 333-51023) (the "IPO Consummation Date") and the successors,


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              heirs, donees or immediate families thereof and, in the case of an investment account, the parties to such account are solely one or more of the persons who were parties to such account as of the IPO Consummation Date and the successors, heirs, donees or immediate families thereof (collectively, "Qualifying Persons") and (ii) successor funds and accounts which serve no persons other than the Qualifying Persons referred to in clause (i), which funds and accounts operate according to an investment style similar to such other accounts or funds and which style is not used at the Corporation as of the IPO Consummation Date and which are subject to performance fee arrangements; and

                        (4) "corporate opportunities" potentially allocable to
              the Corporation consist of business opportunities that (i) the Corporation is financially able to undertake; (ii) are, from their nature, in the Corporation's actual line or lines of business and are of practical advantage to the Corporation; and (iii) are ones in which the Corporation has an interest or reasonable expectancy.

                        However, "corporate opportunities" do not include
              transactions in which the Corporation or a Gabelli is permitted to participate pursuant to any agreement between the Corporation and such Gabelli that is in effect as of the time any equity security of the Corporation is held of record by any person other than a Gabelli or is subsequently entered into with the approval of the members of the Board of Directors and do not include passive investments.

                   (b) Corporate Opportunities Policy. (1) Except with respect to opportunities that involve Permissible Accounts, if a Gabelli acquires knowledge of a potential transaction on a matter that is a corporate opportunity for both any Gabelli and the Corporation, such Gabelli will have a duty to communicate that opportunity to the Corporation and may not pursue that opportunity or direct it to another person unless the Corporation declines such opportunity or fails to pursue it.

                        (2) If a director or officer of the Corporation other
              than a Gabelli acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and a Gabelli, such director or officer


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              must act in good faith in accordance with the following two-part policy.

                        (A) A corporate opportunity offered to any person who is
                   a director but not an officer of the Corporation and who is also a director (whether or not an officer) of an entity which is at the time a Gabelli will belong to such Gabelli or to the Corporation, as the case may be, depending on whether the opportunity is expressly offered to the person primarily in his or her capacity as an officer or director of the entity which is at the time a Gabelli or of the Corporation, respectively. Otherwise, the opportunity will belong to the Corporation to the same extent as if the opportunity came directly to the Corporation.

                        (B) A corporate opportunity offered to any person who is
                   an officer (whether or not a director) of the Corporation and who is also a director or an officer of an entity which is at the time a Gabelli will belong to the Corporation, unless the opportunity is expressly offered to that person primarily in his or her capacity as a director or officer of the entity which is at the time a Gabelli, in which case the opportunity will belong to such Gabelli to the same extent as if the opportunity came directly to a Gabelli.

                        A director or officer of the Corporation (other than a
              Gabelli) who acts in accordance with the foregoing two-part policy
              (i) will be deemed fully to have satisfied his or her fiduciary duties to the Corporation and its shareholders with respect to such corporate opportunity, (ii) will not be liable to the Corporation or its shareholders for any breach of fiduciary duty by reason of the fact that a Gabelli pursues or acquires such opportunity or directs such corporate opportunity to another person or entity or does not communicate information regarding such opportunity to the Corporation, (iii) will be deemed to have acted in good faith and in a manner he or she reasonably believes to be in the best interests of the Corporation, and (iv) will be deemed not to have


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              breached his or her duty of loyalty to the Corporation or its shareholders and not to have derived an improper benefit therefrom.

                        (3) Any corporate opportunity that belongs to a Gabelli
              or to the Corporation pursuant to the foregoing paragraphs shall not be pursued by the other (or directed by the other to another person or entity) unless and until such Gabelli or the Corporation, as the case may be, determines not to pursue the opportunity. If the party to whom the corporate opportunity belongs does not, however, within a reasonable period of time, begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may pursue such opportunity (or direct it to another person or entity).

                   (c) Conflict of Interest Policy. (1) No contract, agreement, arrangement, or transaction between the Corporation and a Gabelli or any customer or supplier or any entity in which a director of the Corporation has a financial interest (a "Related Entity"), or one or more of the directors or officers of the Corporation, or any Related Entity, any amendment, modification, or termination thereof, or any waiver of any right thereunder, will be voidable solely because a Gabelli or such customer or supplier, any Related Entity, or any one or more of the officers or directors of the Corporation or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors, or committee thereof, that authorizes the contract, agreement, arrangement, transaction, amendment, modification, termination, or waiver (each a "Transaction") or solely because their votes are counted for such purpose, if any of the following four requirements are met:

                        (A) the material facts as to the relationship or
                   interest and as to the Transaction are disclosed or known to the Board of Directors or the committee thereof that authorizes the Transaction, and the Board of Directors or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such


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                   committee, even if the disinterested directors are less than a quorum;

                        (B) the material facts as to the relationship or
                   interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

                        (C) the Transaction is effected pursuant to guidelines
                   that are in good faith approved by a majority of the disinterested directors on the Board of Directors or the applicable committee thereof or by vote of the holders of a majority of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

                        (D) the Transaction is fair to the Corporation as of the
                   time it is approved by the Board of Directors, a committee thereof or the shareholders of the Corporation.

                        (2) If the requirements of (A), (B), (C) or (D) of
              paragraph (1) above are met, such Gabelli, the Related Entity, and the directors and officers of the Corporation, or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person's conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to the Corporation and its shareholders with respect to such Transaction.

                        (3) Any Transaction authorized, approved, or effected,
              and each of such guidelines so authorized or approved, as described in (A), (B), or (C) above, will be deemed to be entirely fair to the Corporation and its shareholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to the Cor-


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              poration and its shareholders. A Gabelli will not be liable to the
              Corporation or its shareholders for breach of any fiduciary duty that a Gabelli may have as a shareholder of the Corporation by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and the Corporation.

                        For purposes of the provisions contained in this Article
              9, a "disinterested director" shall mean a director that is not a Gabelli and who does not have a financial interest in the Transaction. Interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.

                        Before the Trigger Date, the affirmative vote of the
              holders of a majority of the outstanding Voting Stock, voting together as a single class, will be required to alter, amend, or repeal any of these conflict of interest or corporate opportunity provisions contained in this Article 9 in a manner adverse to the interests of any Gabelli. After the Trigger Date, such required vote will be increased to 80% to alter, amend, repeal or replace any of the conflict of interest and corporate opportunity provisions contained herein.


         (5) This amendment and restatement of the Certificate of Incorporation was authorized by:

              (A) the written consent of the Board of Directors of the Corporation pursuant to Sections 803 and 708 of the BCL, and

              (B) the written consent of the sole holder of all of the shares of the Corporation entitled to vote thereon pursuant to Sections 803 and 615 of the BCL.


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              This Restated Certificate of Incorporation is dated February 9,
1999 and is affirmed by Alpha G, Inc. as true under the penalties of perjury.



                                    ALPHA G, INC.




                                    By: /s/ Robert S. Zuccaro
                                        _______________________________
                                        Name:   Robert S. Zuccaro
                                        Title:  Vice President and
                                                Chief Financial Officer






                                    By: /s/ James E. McKee
                                        _______________________________
                                        Name:   James E. McKee
                                        Title:  Vice President, General
                                                Counsel and Secretary




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